SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




                                October 29, 2002
               --------------------------------------------------
               (Date of Report - Date of earliest event reported)





                             KERR-McGEE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                   1-16619              73-1612389
 ------------------------  ------------------------  -------------------
 (State of Incorporation)  (Commission File Number)    (IRS Employer
                                                     Identification No.)



               Kerr-McGee Center
            Oklahoma City, Oklahoma                  73125
   ----------------------------------------        ----------
   (Address of principal executive offices)        (Zip Code)



                         (405) 270-1313
                 -------------------------------
                 (Registrant's telephone number)




Item 9.   Regulation FD Disclosure
               During October 2002, the company began adding to its existing oil and gas hedging positions and expects to continue its oil and gas hedging program into 2003. These hedges will provide greater certainty for cash flows. The company expects to hedge approximately 50% of its oil and gas production in 2003. Additionally, the company plans to enter into basis hedges for Rocky Mountain gas to achieve more predictable net realizations.
               Through October 29, 2002, the following contracts have been added:


                                                                        Volume
                                                           Average     (MMBtuD)
        Contract Type                 Period                Price        (BOPD)
   ------------------------     ------------------      -------------   -------
   Fixed-price gas                Nov. - Dec. 2002          $4.32         130
   Fixed-price gas                    2003                  $4.08         140
   Costless collar-gas                2003              $3.50 - $5.26      55
   Fixed-price oil (WTI)              2003                  $26.03        3,500
   Fixed-price oil (Brent)            2003                  $25.03        6,500

        Basis Contracts
   ------------------------
   Basis hedges - RM            Nov. 02 - March 03           $.97          20



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               KERR-MCGEE CORPORATION


                                       By:     (John M. Rauh)
                                               ------------------------------
                                               John M. Rauh
                                               Vice President and Controller

Dated: October 29, 2002